SECOND AMENDMENT
TO
LIMITED EATON SERVICE
SUPPLEMENTAL RETIREMENT INCOME PLAN II
(January 1, 2008 Restatement)

WHEREAS, the Company maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II under a January 1, 2008 Restatement, as amended (the “Plan”); and
WHEREAS, the Company reserves the right to amend the Plan; and
WHEREAS, the Company wishes to amend the Plan in order to provide clarification with respect to beneficiary designations.
NOW THEREFORE, the Plan is amended, effective as of January 1, 2016, to provide as follows:
1.     Section 5.02 of the Plan is hereby amended to read as follows:
Section 5.02. Death. If the Participant dies after attaining age 55 and while employed by the Company (regardless of the Participant's Credited Service), the Company will pay a benefit to the Participant's designated beneficiary in the form of a single sum within ninety (90) days following the Participant's date of death. The benefit shall be equal to fifty (50) percent of the benefit that would have been payable to the Participant if the Participant had not less than ten (10) years of Credited Service and terminated on the date of death. A Participant may elect a beneficiary other than his or her spouse (as permitted under the Pension Plan except that no spousal consent shall be required) with respect to any benefit payable under the Plan by reason of his or her death. In the event that the Participant has not made a beneficiary designation under the Plan, the beneficiary under the Plan shall be as determined under the Pension Plan. For this single sum calculation, a nonspouse beneficiary shall be assumed to have the same age as the Participant. If a Participant dies after Termination of Employment but before commencement of benefits, the payment due to the surviving spouse or other beneficiary shall be calculated using the method described above.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this 14th day of December, 2016.
EATON CORPORATION

By: /s/ Cynthia K. Brabander
Title: Executive Vice President, Chief Human Resources Officer